Exhibit 99
OTIS REPORTS FOURTH QUARTER AND FULL YEAR 2022 RESULTS

Delivers MSD fourth quarter organic growth and strong Service operating profit margin expansion; announces 2023 outlook supported by solid New Equipment backlog and 4.1% maintenance portfolio growth

•4Q Net sales down 3.6% and organic sales up 6.1% with GAAP EPS up 9.2% and adjusted EPS up 4.2%
•4Q New Equipment orders up 4%; FY up 7%; backlog up 3%, adjusted backlog up 11% at constant currency
•Maintenance portfolio units up 4.1%
•FY Net sales down 4.3% and organic sales up 2.5% with GAAP EPS up 2.4% and adjusted EPS up 7.5%
•FY GAAP cash flow from operations of $1.6 billion; free cash flow of $1.45 billion, or 115% of net income
•Announcing 2023 outlook* with organic sales up 4 to 6%, adjusted earnings per share of $3.35 to $3.50 and free cash flow of $1.5 to $1.55 billion

FARMINGTON, Conn., February 1, 2023 – Otis Worldwide Corporation (NYSE:OTIS) reported full year net sales of $13.7 billion with 2.5% organic growth. GAAP diluted earnings per share (EPS) increased 2.4% to $2.96 and adjusted diluted EPS increased 7.5% to $3.17.

"Otis ended the year on a high note, with strong performance in the fourth quarter, including mid single digit organic sales growth in both New Equipment and Service and continued Service operating profit margin expansion," said Chair, CEO & President Judy Marks. "For the third year in a row, we delivered strong annual results. We are successfully navigating through macro challenges that have pressured our business. In 2022 we delivered 7.1% growth in New Equipment Orders, accelerated growth in our industry-leading Service portfolio to 4.1%, and grew adjusted EPS high single digits — while distributing over $1.3B to shareholders, including $850M through share repurchases. Our strong fourth quarter and full year results provide momentum into 2023. We will remain focused on driving top-line growth — including continued robust portfolio growth and executing on our strong New Equipment backlog — while also expanding operating profit margins, returning cash to shareholders through our capital-allocation strategy, and pursuing additional progress toward our ESG goals."

Key Figures

($ millions, except per share amounts)	Quarter Ended December 31,				Year Ended December 31,
	2022	2021	Y/Y	Y/Y (CFX)	2022	2021	Y/Y	Y/Y (CFX)
Net sales	$3,439	$3,569	(3.6)%	4.6%	$13,685	$14,298	(4.3)%	1.6%
Adjusted net sales	$3,439	$3,506	(1.9)%	6.4%	$13,579	$14,045	(3.3)%	2.6%
Organic sales growth				6.1%				2.5%

GAAP
Operating profit	$491	$496	$(5)		$2,033	$2,108	$(75)
Operating profit margin	14.3%	13.9%	40 bps		14.9%	14.7%	20 bps
Net income	$297	$281	5.7%		$1,253	$1,246	0.6%
Earnings per share	$0.71	$0.65	9.2%		$2.96	$2.89	2.4%

Adjusted non-GAAP comparison
Operating profit	$505	$515	$(10)	$39	$2,126	$2,158	$(32)	$124
Operating profit margin	14.7%	14.7%	0 bps		15.7%	15.4%	30 bps
Net income	$316	$308	2.6%		$1,343	$1,271	5.7%
Earnings per share	$0.75	$0.72	4.2%		$3.17	$2.95	7.5%

Fourth quarter net sales of $3.4 billion decreased 3.6% versus the prior year, with a 6.1% increase in organic sales which was more than offset by an 8.2% headwind from foreign exchange. Organic sales increased in both segments, up 5.1% in New Equipment and 6.9% in Service.

Fourth quarter GAAP operating profit of $491 million decreased $5 million and adjusted operating profit decreased $10 million. Excluding a $49 million impact from foreign exchange, adjusted operating profit at constant currency increased $39 million, driven by Service. GAAP operating profit margin expanded 40 basis points to 14.3% and adjusted operating profit margin was flat versus prior year at 14.7% due to benefits from segment performance and mix offset by corporate cost headwinds.

GAAP EPS increased 9.2% to $0.71 and adjusted EPS increased 4.2% to $0.75, driven by operating profit growth at constant currency and a lower effective tax rate, partially offset by headwinds from foreign exchange.

Full year net sales decreased 4.3%, as a 5.9% headwind from foreign exchange more than offset a 2.5% increase in organic sales. GAAP and adjusted operating profit decreased $75 million and $32 million, respectively, as segment operating profit growth was more than offset by foreign exchange headwinds. GAAP and adjusted operating profit margin expanded 20 basis points and 30 basis points, respectively, as a result of strong Service segment performance and mix tailwinds. GAAP and adjusted EPS increased 2.4% and 7.5%, respectively, driven by operating profit growth at constant currency, a reduction in the effective tax rate and lower noncontrolling interest, partially offset by foreign exchange headwinds.

New Equipment

	Quarter Ended December 31,				Year Ended December 31,
($ millions)	2022	2021	Y/Y	Y/Y (CFX)	2022	2021	Y/Y	Y/Y (CFX)
Net sales	$1,461	$1,562	(6.5)%	1.6%	$5,864	$6,428	(8.8)%	(3.9)%
Adjusted net sales	$1,461	$1,508	(3.1)%	5.1%	$5,778	$6,208	(6.9)%	(1.8)%
Organic sales growth				5.1%				(1.7)%

GAAP
Operating profit	$66	$77	$(11)		$358	$459	$(101)
Operating profit margin	4.5%	4.9%	(40) bps		6.1%	7.1%	(100) bps

Adjusted non-GAAP comparison
Operating profit	$72	$76	$(4)	$3	$381	$442	$(61)	$(53)
Operating profit margin	4.9%	5.0%	(10) bps		6.6%	7.1%	(50) bps

In the fourth quarter, net sales of $1.5 billion decreased 6.5% with a 5.1% increase in organic sales more than offset by an 8.1% headwind from foreign exchange. Organic sales were up 12.0% and 10.7% in EMEA and the Americas, respectively, and down slightly in Asia, with low teens growth in Asia Pacific, offset by 4.3% declines in China.

GAAP operating profit decreased $11 million to $66 million and adjusted operating profit decreased $4 million to $72 million as volume, productivity, and lower SG&A expense were more than offset by commodity headwinds and unfavorable mix. GAAP and adjusted operating profit margin contracted 40 basis points and 10 basis points, respectively.

Fourth quarter New Equipment orders were up 4% at constant currency from high single digit growth in Asia Pacific and EMEA and mid single digit growth in China, more than offsetting mid single digit declines in the Americas. Full year New Equipment orders were up 7% with high teens growth in the Americas and mid teens growth in EMEA and Asia Pacific, offset by mid single digit declines in China. GAAP New Equipment backlog was up 3%, adjusted backlog at constant currency increased 11% versus the prior year.

Full year net sales decreased 8.8% with a 1.7% decrease in organic sales driven by macro headwinds, largely in China, and supply-chain and installation related delays, primarily in the Americas. GAAP operating profit decreased $101 million and adjusted operating profit decreased $61 million as productivity and lower SG&A expense were more than offset by the impact from lower volume, including related under absorption, unfavorable mix and $107 million in commodity headwinds. GAAP and adjusted operating profit margin contracted 100 basis points and 50 basis points, respectively.

Service

	Quarter Ended December 31,				Year Ended December 31,
($ millions)	2022	2021	Y/Y	Y/Y (CFX)	2022	2021	Y/Y	Y/Y (CFX)
Net sales	$1,978	$2,007	(1.4)%	6.9%	$7,821	$7,870	(0.6)%	6.1%
Adjusted net sales	$1,978	$1,998	(1.0)%	7.3%	$7,801	$7,837	(0.5)%	6.3%
Organic sales growth				6.9%				6.0%

GAAP
Operating profit	$461	$447	$14		$1,789	$1,762	$27
Operating profit margin	23.3%	22.3%	100 bps		22.9%	22.4%	50 bps

Adjusted non-GAAP comparison
Operating profit	$472	$463	$9	$51	$1,832	$1,801	$31	$179
Operating profit margin	23.9%	23.2%	70 bps		23.5%	23.0%	50 bps

In the fourth quarter, net sales of $2.0 billion decreased 1.4%, with a 6.9% increase in organic sales more than offset by an 8.3% headwind from foreign exchange. Organic maintenance and repair sales increased 6.5% and organic modernization sales increased 8.8%.

GAAP operating profit of $461 million increased $14 million and adjusted operating profit of $472 million increased $51 million at constant currency due to higher volume, and favorable pricing and productivity, partially offset by annual wage inflation. GAAP and adjusted operating profit margin expanded 100 basis points and 70 basis points, respectively.

Full year net sales decreased 0.6% with a 6.0% increase in organic sales more than offset by a 6.7% headwind from foreign exchange. GAAP operating profit increased $27 million and adjusted operating profit increased $179 million at constant currency driven by higher volume, favorable pricing and productivity, partially offset by annual wage inflation. GAAP and adjusted operating profit margin both expanded 50 basis points.

Cash flow

	Quarter Ended December 31,			Year Ended December 31,
($ millions)	2022	2021	Y/Y	2022	2021	Y/Y
Cash flow from operations	$464	$277	$187	$1,560	$1,750	$(190)
Free cash flow	$430	$236	$194	$1,445	$1,594	$(149)
Free cash flow conversion	145%	84%		115%	128%

Fourth quarter cash from operations of $464 million increased $187 million and free cash flow of $430 million increased $194 million versus prior year from higher net income from operations and supplier payment timing.

Full year cash from operations of $1.6 billion decreased $190 million and full year free cash flow of $1.45 billion decreased $149 million driven by lower net income from operations, higher inventory to support backlog conversion, and timing of collections, partially offset by lower capital expenditures.

2023 Outlook*
Otis is announcing its full year outlook:
•Net sales of $13.8 to $14.1 billion, up 1.5 to 4%
•Organic sales up 4 to 6%
◦Organic New Equipment sales up 3 to 5%
◦Organic Service sales up 5 to 7%
•Adjusted operating profit of $2.20 to $2.25 billion, up $130 to $175 million at constant currency; up $70 to $130 million at actual currency
•Adjusted EPS of $3.35 to $3.50, up 6 to 10%; adjusted effective tax rate between 26.0% and 26.5%
•Free cash flow of $1.5 to $1.55 billion with conversion of 105 to 115% of GAAP net income

*Note: When we provide outlook for organic sales, adjusted operating profit, adjusted EPS, adjusted effective tax rate and free cash flow on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures generally is not available without unreasonable effort. See “Use and Definitions of Non-GAAP Financial Measures” below for additional information.

About Otis
Otis is the world's leading elevator and escalator manufacturing, installation and service company. We move 2 billion people a day and maintain approximately 2.2 million customer units worldwide, the industry's largest maintenance portfolio. Headquartered in Connecticut, USA, Otis is 69,000 people strong, including 41,000 field professionals, all committed to meeting the diverse needs of our customers and passengers in more than 200 countries and territories worldwide. For more information, visit www.otis.com and follow us on LinkedIn, Instagram, Facebook and Twitter @OtisElevatorCo.

Use and Definitions of Non-GAAP Financial Measures
Otis Worldwide Corporation (“Otis”) reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP"). We supplement the reporting of our financial information determined under GAAP with certain non-GAAP financial information. The non-GAAP information presented provides investors with additional useful information, but should not be considered in isolation or as substitutes for the related GAAP measures. Moreover, other companies may define non-GAAP measures differently, which limits the usefulness of these measures for comparisons with such other companies. We encourage investors to review our financial statements and publicly filed reports in their entirety and not to rely on any single financial measure. A reconciliation of the non-GAAP measures (referenced in this press release) to the corresponding amounts prepared in accordance with GAAP appears in the attached tables. These tables provide additional information as to the items and amounts that have been excluded from the adjusted measures.

Adjusted net sales, organic sales, adjusted selling, general and administrative (“SG&A”) expense, adjusted operating profit, adjusted net income, adjusted diluted earnings per share (“EPS”), adjusted effective tax rate, adjusted remaining performance obligation ("RPO"), constant currency and free cash flow are non-GAAP financial measures.

Adjusted net sales represents net sales (a GAAP measure), excluding significant items of a non-recurring and/or nonoperational nature (“other significant items”).

Organic sales represents consolidated net sales (a GAAP measure), excluding the impact of foreign currency translation, acquisitions and divestitures completed in the preceding twelve months and other significant items. Management believes organic sales is a useful measure in providing period-to-period comparisons of the results of the Company’s ongoing operational performance.

Adjusted SG&A expense represents SG&A expense (a GAAP measure), excluding restructuring costs and other significant items.

Adjusted general corporate expenses and other represents general corporate expenses and other (a GAAP measure), excluding restructuring costs and other significant items.

Adjusted operating profit represents income from continuing operations (a GAAP measure), excluding restructuring costs and other significant items.

Adjusted net interest expense represents net interest expense (a GAAP measure), adjusted for the impacts of non-recurring acquisition related financing costs and related net interest expense pending the completion of a transaction.

The adjusted effective tax rate represents the effective tax rate (a GAAP measure) adjusted for other significant items and the tax impact of restructuring costs and other significant items.

Adjusted net income represents net income attributable to Otis Worldwide Corporation (a GAAP measure), excluding restructuring costs and other significant items, including related tax effects. Adjusted EPS represents diluted earnings per share attributable to common shareholders (a GAAP measure), adjusted for the per share impact of restructuring and other significant items, including related tax effects.

Adjusted RPO or Adjusted Backlog represents RPO (otherwise referred to herein as backlog from time to time) (a GAAP measure) excluding other significant items.

Management believes that adjusted net sales, organic sales, adjusted SG&A, adjusted general corporate expenses and other, adjusted operating profit, adjusted net income, adjusted EPS, the adjusted effective tax rate and adjusted RPO are useful measures in providing period-to-period comparisons of the results of the Company’s ongoing operational performance.

Additionally, GAAP financial results include the impact of changes in foreign currency exchange rates ("AFX"). We use the non-GAAP measure “at constant currency” or “CFX” to show changes in our financial results without giving effect to period-to-period currency fluctuations. Under U.S. GAAP, income statement results are translated in U.S. dollars at the average exchange rate for the period presented. Management believes that this non-GAAP measure is useful in providing period-to-period comparisons of the results of the Company’s ongoing operational performance.

Free cash flow is a non-GAAP financial measure that represents cash flow from operations (a GAAP measure) less capital expenditures. Management believes free cash flow is a useful measure of liquidity and an additional basis for assessing Otis’ ability to fund its activities, including the financing of acquisitions, debt service, repurchases of common stock and distribution of earnings to shareholders.

When we provide our expectations for adjusted net sales, organic sales, adjusted operating profit, adjusted net interest expense, adjusted net income, adjusted effective tax rate, adjusted EPS and free cash flow on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures (expected diluted EPS from continuing operations, operating profit, the effective tax rate, net sales and expected cash flow from operations) generally is not available without unreasonable effort due to potentially high variability, complexity and low visibility as to the items that would be excluded from the GAAP measure in the relevant future period, such as unusual gains and losses, the ultimate outcome of pending litigation, fluctuations in foreign currency exchange rates, the impact and timing of potential acquisitions and divestitures, and other structural changes or their probable significance. The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP results.

Cautionary Statement
This communication contains statements which, to the extent they are not statements of historical or present fact, constitute “forward-looking statements” under the securities laws. From time to time, oral or written forward-looking statements may also be included in other information released to the public. These forward-looking statements are intended to provide management’s current expectations or plans for Otis’ future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “expectations,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “target,” “anticipate,” “will,” “should,” “see,” “guidance,” “outlook,” “medium-term,” “near-term,” “confident,” "goals" and other words of similar meaning in connection with a discussion of future operating or financial performance. Forward-looking statements may include, among other things, statements relating to future sales, earnings, cash flow, results of operations, uses of cash, dividends, share repurchases, tax rates, research & development spend, credit ratings, net indebtedness and other measures of financial performance or potential future plans, strategies or transactions, or statements that relate to climate change and our intent to achieve certain environmental, social and governance targets or goals, including operational impacts and costs associated therewith, and other statements that are not historical facts. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. For those statements, Otis claims the protection of the safe harbor for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995. Such risks, uncertainties and other factors include, without limitation: (1) the effect of economic conditions in the industries and markets in which Otis and its businesses operate in the U.S. and globally and any changes therein, including financial market conditions, fluctuations in commodity prices and other inflationary pressures, interest rates and foreign currency exchange rates, levels of end market demand in construction, pandemic health issues (including COVID-19 and variants thereof and the ongoing economic recovery therefrom and their effects on, among other things, global supply, demand and distribution), natural disasters (whether as a result of climate change or otherwise) and the financial condition of Otis’ customers and suppliers; (2) the effect of changes in political conditions in the U.S. and other countries in which Otis and its businesses operate, including the effects of the ongoing conflict between Russia and Ukraine and related sanctions and export controls, on general market conditions, commodity costs, global trade policies, currency exchange rates and stakeholder perception in the near term and beyond; (3) challenges in the development, production, delivery, support, performance and realization of the anticipated benefits of advanced technologies and new products and services; (4) future levels of indebtedness, capital spending and research and development spending; (5) future availability of credit and factors that may affect such availability, credit market conditions and Otis’ capital structure; (6) the timing and scope of future repurchases of Otis’ common stock ("Common Stock"), which may be suspended at any time due to various factors, including market conditions and the level of other investing activities and uses of cash; (7) fluctuations in prices and delays and disruption in delivery of materials and services from suppliers, whether as a result of COVID-19, the ongoing conflict between Russia and Ukraine or otherwise; (8) cost reduction or containment actions, restructuring costs and related savings and other consequences thereof; (9) new business and investment opportunities; (10) the outcome of legal proceedings, investigations and other contingencies; (11) pension plan assumptions and future contributions; (12) the impact of the negotiation of collective bargaining agreements and labor disputes and labor inflation in the markets in which Otis and its businesses operate globally; (13) the effect of changes in tax, environmental, regulatory (including among other things import/export) and other laws and regulations in the U.S. and other countries in which Otis and its businesses operate, including as a result of the ongoing conflict between Russia and Ukraine; (14) the ability of Otis to retain and hire key personnel; (15) the scope, nature, impact or timing of acquisition and divestiture activity, the integration of acquired businesses into existing businesses and realization of synergies and opportunities for growth and innovation and incurrence of related costs; (16) the determination by the Internal Revenue Service and other tax authorities that the distribution or certain related transactions should be treated as taxable transactions in connection with the separation (the “Separation”) from United Technologies Corporation (now known as Raytheon Technologies Corporation (“RTX”); and (17) our obligations and disputes that have or may hereafter arise under the agreements we entered into with RTX and Carrier Corporation in connection with the Separation. The above list of factors is not exhaustive or necessarily in order of importance. For additional information on identifying factors that may cause actual results to vary from those stated in forward-looking statements, see Otis’ registration statement on Form 10 and the reports of Otis on Forms 10-K, 10-Q and 8-K filed with or furnished to the SEC from time to time. Any forward-looking statement speaks only as of the date on which it is made, and Otis assumes no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Otis Worldwide Corporation
Condensed Consolidated Statements of Operations

	Quarter Ended December 31,		Year Ended December 31,
	(Unaudited)		(Unaudited)
(amounts in millions, except per share amounts)	2022	2021	2022	2021
Net Sales	$3,439	$3,569	$13,685	$14,298
Costs and Expenses:
Cost of products and services sold	2,479	2,530	9,765	10,105
Research and development	38	46	150	159
Selling, general and administrative	448	503	1,763	1,948
Total Costs and Expenses	2,965	3,079	11,678	12,212
Other income (expense), net	17	6	26	22
Operating profit	491	496	2,033	2,108
Non-service pension cost (benefit)	—	5	2	11
Interest expense (income), net	36	44	143	136
Net income before income taxes	455	447	1,888	1,961
Income tax expense	137	137	519	541
Net income	318	310	1,369	1,420
Less: Noncontrolling interest in subsidiaries' earnings	21	29	116	174
Net income attributable to Otis Worldwide Corporation	$297	$281	$1,253	$1,246

Earnings Per Share of Common Stock:
Basic	$0.71	$0.66	$2.98	$2.91
Diluted	$0.71	$0.65	$2.96	$2.89
Weighted Average Number of Shares Outstanding:
Basic shares	415.8	424.9	420.0	427.7
Diluted Shares	418.7	429.1	423.0	431.4

Otis Worldwide Corporation
Segment Net Sales and Operating Profit

	Quarter Ended December 31,		Quarter Ended December 31,
	(Unaudited)		(Unaudited)
(dollars in millions)	2022		2021
	Reported	Adjusted	Reported	Adjusted *
Net Sales
New Equipment	$1,461	$1,461	$1,562	$1,508
Service	1,978	1,978	2,007	1,998
Consolidated Net Sales	$3,439	$3,439	$3,569	$3,506

Operating Profit
New Equipment	$66	$72	$77	$76
Service	461	472	447	463
Segment Operating Profit	527	544	524	539
General corporate expenses and other	(36)	(39)	(28)	(24)
Consolidated Operating Profit	$491	$505	$496	$515

Segment Operating Profit Margin
New Equipment	4.5%	4.9%	4.9%	5.0%
Service	23.3%	23.9%	22.3%	23.2%
Total Operating Profit Margin	14.3%	14.7%	13.9%	14.7%

	Year Ended December 31,		Year Ended December 31,
	(Unaudited)		(Unaudited)
(dollars in millions)	2022		2021
	Reported	Adjusted	Reported	Adjusted *
Net Sales
New Equipment	$5,864	$5,778	$6,428	$6,208
Service	7,821	7,801	7,870	7,837
Consolidated Net Sales	$13,685	$13,579	$14,298	$14,045

Operating Profit
New Equipment	$358	$381	$459	$442
Service	1,789	1,832	1,762	1,801
Segment Operating Profit	2,147	2,213	2,221	2,243
General corporate expenses and other	(114)	(87)	(113)	(85)
Consolidated Operating Profit	$2,033	$2,126	$2,108	$2,158

Segment Operating Profit Margin
New Equipment	6.1%	6.6%	7.1%	7.1%
Service	22.9%	23.5%	22.4%	23.0%
Total Operating Profit Margin	14.9%	15.7%	14.7%	15.4%

* Adjusted amounts presented for 2021 periods have been adjusted to exclude the impact of our operations in Russia, for comparability to adjusted amounts presented for 2022 periods.

Otis Worldwide Corporation
Reconciliation of Reported (GAAP) to Adjusted Operating Profit & Operating Profit Margin

	Quarter Ended December 31,		Year Ended December 31,
	(Unaudited)		(Unaudited)
(dollars in millions)	2022	2021 *	2022	2021 *

New Equipment
GAAP Net sales	$1,461	$1,562	$5,864	$6,428
Russia sales	—	(54)	(86)	(220)
Adjusted New Equipment Sales	$1,461	$1,508	$5,778	$6,208

GAAP Operating profit	$66	$77	$358	$459
Restructuring	5	6	23	23
Russia operations	—	(7)	(3)	(40)
Russia conflict-related charges	1	—	3	—
Adjusted New Equipment Operating Profit	$72	$76	$381	$442
Reported New Equipment Operating Profit Margin	4.5%	4.9%	6.1%	7.1%
Adjusted Operating Profit Margin	4.9%	5.0%	6.6%	7.1%

Service
GAAP Net sales	$1,978	$2,007	$7,821	$7,870
Russia sales	—	(9)	(20)	(33)
Adjusted Service Sales	$1,978	$1,998	$7,801	$7,837

GAAP Operating profit	$461	$447	$1,789	$1,762
Restructuring	10	15	37	33
Russia operations	—	1	4	6
Russia conflict-related charges	1	—	2	—
Adjusted Service Operating Profit	$472	$463	$1,832	$1,801
Reported Service Operating Profit Margin	23.3%	22.3%	22.9%	22.4%
Adjusted Operating Profit Margin	23.9%	23.2%	23.5%	23.0%

General Corporate Expenses and Other
GAAP General corporate expenses and other	$(36)	$(28)	$(114)	$(113)
Russia other expense (income)	—	1	4	1
Russia sale and conflict-related charges	(2)	—	23	—
One-time separation costs, net and other	(1)	3	—	27
Adjusted General Corporate Expenses and Other	$(39)	$(24)	$(87)	$(85)

Total Otis
GAAP Operating profit	$491	$496	$2,033	$2,108
Restructuring	15	21	60	56
Russia operations	—	(5)	5	(33)
Russia sale and conflict-related charges	—	—	28	—
One-time separation costs, net and other	(1)	3	—	27
Adjusted Total Operating Profit	$505	$515	$2,126	$2,158
Reported Total Operating Profit Margin	14.3%	13.9%	14.9%	14.7%
Adjusted Total Operating Profit Margin	14.7%	14.7%	15.7%	15.4%

* Adjusted amounts presented for 2021 periods have been adjusted to exclude the impact of our operations in Russia, for comparability to adjusted amounts presented for 2022 periods.

Otis Worldwide Corporation
Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP) Net Income, Earnings Per Share, and Effective Tax Rate

	Quarter Ended December 31,		Year Ended December 31,
	(Unaudited)		(Unaudited)
(dollars in millions, except per share amounts)	2022	2021 *	2022	2021 *
Adjusted Operating Profit	$505	$515	$2,126	$2,158
Non-service pension cost (benefit)	—	5	2	11
Net interest expense [1,2]	36	30	139	123
Adjusted income from operations before income taxes	469	480	1,985	2,024
Income tax expense	137	137	519	541
Tax impact on restructuring and non-recurring items	(5)	7	5	13
Non-recurring tax items	—	—	2	26
Adjusted net income from operations	337	336	1,459	1,444
Noncontrolling interest [3]	21	28	116	173
Adjusted net income attributable to common shareholders	$316	$308	$1,343	$1,271

GAAP income attributable to common shareholders	$297	$281	$1,253	$1,246
Restructuring	15	21	60	56
Zardoya Otis Tender Offer finance costs [1]	—	14	5	14
Russia operations [2,3]	—	(4)	4	(33)
Russia sale and conflict-related charges	—	—	28	—
One-time separation costs, net and other	(1)	3	—	27
Tax effects of restructuring, non-recurring items and other adjustments	5	(7)	(5)	(13)
Non-recurring tax items	—	—	(2)	(26)
Adjusted net income attributable to common shareholders	$316	$308	$1,343	$1,271

Diluted Earnings Per Share	$0.71	$0.65	$2.96	$2.89
Impact to diluted earnings per share	0.04	0.07	0.21	0.06
Adjusted Diluted Earnings Per Share	$0.75	$0.72	$3.17	$2.95

Effective Tax Rate	30.1%	30.6%	27.5%	27.6%
Impact of adjustments on effective tax rate	(2.0)%	(0.6)%	(1.0)%	1.1%
Adjusted Effective Tax Rate	28.1%	30.0%	26.5%	28.7%

* Adjusted amounts presented for 2021 periods have been adjusted to exclude the impact of our operations in Russia, for comparability to adjusted amounts presented for 2022 periods.

1 Otis incurred interest costs associated with financing the Zardoya Otis Tender Offer. Net interest expense for the year ended December 31, 2022 and the quarter and year ended December 31, 2021 are reflected as adjusted without those costs.

2 Net interest expense is reflected as adjusted, without $1 million of interest income from its operations in Russia in the year ended December 31, 2021.

3 Noncontrolling interest is reflected as adjusted, without $1 million of income in the quarter and year ended December 31, 2021.

Otis Worldwide Corporation
Components of Changes in Net Sales

Quarter Ended December 31, 2022 Compared with Quarter Ended December 31, 2021

	Factors Contributing to Total % Change in Net Sales
	Organic	FX Translation	Acquisitions / Divestitures, net	Total
New Equipment	5.1%	(8.1)%	(3.5)%	(6.5)%
Service	6.9%	(8.3)%	—%	(1.4)%
Maintenance and Repair	6.5%	(8.4)%	(0.2)%	(2.1)%
Modernization	8.8%	(8.5)%	1.1%	1.4%
Total Net Sales	6.1%	(8.2)%	(1.5)%	(3.6)%

Year Ended December 31, 2022 Compared with Year Ended December 31, 2021

	Factors Contributing to Total % Change in Net Sales
	Organic	FX Translation	Acquisitions / Divestitures, net	Total
New Equipment	(1.7)%	(4.9)%	(2.2)%	(8.8)%
Service	6.0%	(6.7)%	0.1%	(0.6)%
Maintenance and Repair	5.6%	(6.8)%	—%	(1.2)%
Modernization	8.1%	(6.5)%	0.5%	2.1%
Total Net Sales	2.5%	(5.9)%	(0.9)%	(4.3)%

Components of New Equipment Backlog

December 31, 2022
Y/Y Growth %
New Equipment Backlog increase at actual currency	3%
Russia	2%
Foreign exchange impact to New Equipment Backlog	6%
Adjusted New Equipment Backlog increase at constant currency	11%

Otis Worldwide Corporation
Reconciliation of Adjusted Operating Profit at Constant Currency

Quarter Ended December 31, 2022 Compared with Quarter Ended December 31, 2021

(dollars in millions)	2022	2021	Y/Y
New Equipment
Adjusted Operating Profit	$72	$76	$(4)
Impact of foreign exchange	7	—	7
Adjusted Operating Profit at constant currency	$79	$76	$3

Service
Adjusted Operating Profit	$472	$463	$9
Impact of foreign exchange	42	—	42
Adjusted Operating Profit at constant currency	$514	$463	$51

Otis Consolidated
Adjusted Operating Profit	$505	$515	$(10)
Impact of foreign exchange	49	—	49
Adjusted Operating Profit at constant currency	$554	$515	$39

Year Ended December 31, 2022 Compared with Year Ended December 31, 2021

(dollars in millions)	2022	2021	Y/Y
New Equipment
Adjusted Operating Profit	$381	$442	$(61)
Impact of foreign exchange	8	—	8
Adjusted Operating Profit at constant currency	$389	$442	$(53)

Service
Adjusted Operating Profit	$1,832	$1,801	$31
Impact of foreign exchange	148	—	148
Adjusted Operating Profit at constant currency	$1,980	$1,801	$179

Otis Consolidated
Adjusted Operating Profit	$2,126	$2,158	$(32)
Impact of foreign exchange	156	—	156
Adjusted Operating Profit at constant currency	$2,282	$2,158	$124

Otis Worldwide Corporation
Consolidated Balance Sheet

	December 31, 2022	December 31, 2021
(dollars in millions)	(Unaudited)
Assets
Cash and cash equivalents	$1,189	$1,565
Restricted cash	5	1,910
Accounts receivable, net	3,357	3,232
Contract assets	664	550
Inventories	617	622
Other current assets	311	382
Total Current Assets	6,143	8,261
Future income tax benefits	285	335
Fixed assets, net	719	774
Operating lease right-of-use assets	449	526
Intangible assets, net	369	419
Goodwill	1,567	1,667
Other assets	287	297
Total Assets	$9,819	$12,279

Liabilities and (Deficit) Equity
Short-term borrowings and current portion of long-term debt	$670	$24
Accounts payable	1,717	1,556
Accrued liabilities	1,794	1,993
Contract liabilities	2,662	2,674
Total Current Liabilities	6,843	6,247
Long-term debt	6,098	7,249
Future pension and postretirement benefit obligations	392	558
Operating lease liabilities	315	336
Future income tax obligations	279	267
Other long-term liabilities	556	606
Total Liabilities	14,483	15,263

Redeemable noncontrolling interest	135	160
Shareholders' (Deficit) Equity:
Common Stock and additional paid-in-capital	162	119
Treasury Stock	(1,575)	(725)
Accumulated deficit	(2,865)	(2,256)
Accumulated other comprehensive income (loss)	(592)	(763)
Total Shareholders' Equity (Deficit)	(4,870)	(3,625)
Noncontrolling interest	71	481
Total Equity (Deficit)	(4,799)	(3,144)
Total Liabilities and Equity (Deficit)	$9,819	$12,279

Otis Worldwide Corporation
Condensed Consolidated Statement of Cash Flows

	Quarter Ended December 31,		Year Ended December 31,
	(Unaudited)		(Unaudited)
(dollars in millions)	2022	2021	2022	2021
Operating Activities:
Net income from operations	$318	$310	$1,369	$1,420
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation and amortization	46	51	191	203
Stock compensation cost	26	17	67	65
Change in:
Accounts receivable, net	(138)	(45)	(309)	(152)
Contract assets and liabilities, current	(105)	(87)	38	53
Inventories, net	15	(4)	(65)	14
Accounts payable	135	(100)	272	130
Pension contributions	(6)	(14)	(34)	(37)
Other operating activities, net	173	149	31	54
Net cash flows provided by operating activities	464	277	1,560	1,750
Investing Activities:
Capital expenditures	(34)	(41)	(115)	(156)
Acquisitions of businesses and intangible assets, net of cash	(8)	(21)	(46)	(80)
Dispositions of businesses, net of cash	—	—	61	—
Proceeds from sale of (investments in) equity securities	—	—	(7)	40
Other investing activities, net	(53)	42	74	107
Net cash flows used in investing activities	(95)	(20)	(33)	(89)
Financing Activities:
Increase (decrease) in short-term borrowings, net	33	(10)	113	(655)
Proceeds from issuance of long-term debt	—	1,831	—	2,030
Payment of debt issuance costs	—	(14)	—	(25)
Repayment of long-term debt	—	—	(500)	—
Dividends paid on Common Stock	(120)	(102)	(465)	(393)
Repurchases of Common Stock	(150)	—	(850)	(725)
Dividends paid to noncontrolling interest	(11)	(25)	(118)	(155)
Acquisition of Zardoya Otis shares	—	—	(1,802)	—
Other financing activities, net	(2)	(1)	(30)	(19)
Net cash flows provided by (used in) financing activities	(250)	1,679	(3,652)	58
Summary of Activity:
Net cash provided by operating activities	464	277	1,560	1,750
Net cash provided by (used in) investing activities	(95)	(20)	(33)	(89)
Net cash provided by (used in) financing activities	(250)	1,679	(3,652)	58
Effect of foreign exchange rate changes on cash and cash equivalents	34	(32)	(157)	(43)
Net increase (decrease) in cash, cash equivalents and restricted cash	153	1,904	(2,282)	1,676
Cash, cash equivalents and restricted cash, beginning of period	1,042	1,573	3,477	1,801
Cash, cash equivalents and restricted cash, end of period	1,195	3,477	1,195	3,477
Less: Restricted cash	6	1,912	6	1,912
Cash and cash equivalents, end of period	$1,189	$1,565	$1,189	$1,565

Otis Worldwide Corporation
Free Cash Flow Reconciliation

	Quarter Ended December 31,
	(Unaudited)
(dollars in millions)	2022		2021

Net income attributable to common shareholders	$297		$281
Net cash flows provided by operating activities	$464		$277
Net cash flows provided by operating activities as a percentage of net income attributable to common shareholders		156%		99%
Capital expenditures	(34)		(41)
Capital expenditures as a percentage of net income attributable to common shareholders		(11)%		(15)%
Free cash flow	$430		$236
Free cash flow as a percentage of net income attributable to common shareholders		145%		84%

	Year Ended December 31,
	(Unaudited)
(dollars in millions)	2022		2021

Net income attributable to common shareholders	$1,253		$1,246
Net cash flows provided by operating activities	$1,560		$1,750
Net cash flows provided by operating activities as a percentage of net income attributable to common shareholders		125%		140%
Capital expenditures	(115)		(156)
Capital expenditures as a percentage of net income attributable to common shareholders		(9)%		(13)%
Free cash flow	$1,445		$1,594
Free cash flow as a percentage of net income attributable to common shareholders		115%		128%